SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 9, 1998


                                 IMAGEMAX, INC.
                 ----------------------------------------------
                 (Exact name of issuer as specified in charter)


        Pennsylvania                   000-23077               23-2865585
----------------------------          ------------          -------------------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)


                               1100 Hector Street
                                    Suite 396
                             Conshohocken, PA 19428
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (610) 832-2111
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 2. Acquisition or Disposition of Assets

     On February 9, 1998, ImageMax, Inc. (the "Company") purchased the business of Document Management Group Inc., a Michigan corporation ("DMG"), pursuant to an Asset Purchase Agreement (the "DMG Agreement") by and among DMG, Theron Robinson (the "DMG Shareholder") and the Company (the "DMG Acquisition"). The $260,000 aggregate consideration paid by the Company was determined pursuant to arms' length negotiations and consisted of $185,000 in cash (the "DMG Cash Consideration") and 7,659.5 newly issued shares of the Company's common stock, no par value per share ("Common Stock"). The DMG Cash Consideration is subject to future adjustment based on the working capital of DMG at closing. $25,000 of the DMG Cash Consideration is being retained in escrow for a period of 180 days from closing as security for the payment of any purchase price adjustment or indemnification claim under the DMG Agreement. The Company's primary source for the DMG Cash Consideration was a credit facility with CoreStates Bank, N.A.

     The Company is not aware of any material relationship that existed prior to the DMG Acquisition between the Company and its officers and directors, on the one hand, and DMG and the DMG Shareholder, on the other hand.

     On February 9, 1998, the Company also purchased the business of Image-Tec, Inc., a Michigan corporation ("Image-Tec"), pursuant to an Asset Purchase Agreement (the "Image-Tec Agreement") by and among Image-Tec, Theron Robinson and Robert Robinson (together, the "Image-Tec Shareholders") and the Company (the "Image-Tec Acquisition"). The $250,000 aggregate consideration paid by the Company was determined pursuant to arms' length negotiations and consisted of $175,000 in cash (the "Image-Tec Cash Consideration") and 7,659.5 newly issued shares of Common Stock. The Image-Tec Cash Consideration is subject to future adjustment based on the working capital of Image-Tec at closing. $25,000 of the Image-Tec Cash Consideration is being retained in escrow for a period of 180 days from closing as security for the payment of any purchase price adjustment or indemnification claim under the Image-Tec Agreement. The Company's primary source for the Image-Tec Cash Consideration was a credit facility with CoreStates Bank, N.A.

     The Company is not aware of any material relationship that existed prior to the Image-Tec Acquisition between the Company and its officers and directors, on the one hand, and Image-Tec and the Image-Tec Shareholders, on the other hand.

     The assets of Image-Tec and DMG purchased include accounts receivables, inventory, equipment and other personal property. It is the Company's intention to utilize these assets to combine and continue the businesses of Image-Tec and DMG as conducted prior to the acquisitions. Together, DMG and Image-Tec provided a full range of micrographics and digital document management services and products.

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     The foregoing description of the DMG Agreement, the DMG Acquisition, the
Image-Tec Agreement and the Image-Tec Acquisition is qualified in its entirety by reference to the copies of the DMG Agreement and Image-Tec Agreement filed as exhibits hereto.

Item 7. Financial Statements; Pro Forma
        Financial Information and Exhibits

(a)(1)  Financial Statements of Businesses Acquired.

     The Company believes that it is impractical to provide financial statements of DMG and Image-Tec on the date of this filing, and will, if required, file such financial statements when available, but not later than sixty (60) days after the date on which this current report on Form 8-K must be filed.

(b)     Pro Forma Financial Information.

     The Company believes that it is impractical to provide the pro forma financial statements of the Company on the date of this filing, and will, if required, file such financial statements when available, but not later than sixty (60) days after the date on which this current report on Form 8-K must be filed.

(c)     Exhibits.

        2.1 Asset Purchase Agreement, dated February 9, 1998, by and among Document Management Group Inc., Theron Robinson and ImageMax, Inc.

        2.2 Asset Purchase Agreement, dated February 9, 1998, by and among Image-Tec, Inc., Theron Robinson and Robert Robinson and ImageMax, Inc.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IMAGEMAX, INC.




                                          By: /s/ Bruce M. Gillis
                                              ---------------------------------
                                              Name: Bruce M. Gillis
                                              Title: Chief Executive Officer


Date:  February 20, 1998.

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                                  EXHIBIT INDEX



Exhibit
  No.                           Description
-------                         -----------

  2.1 Asset Purchase Agreement, dated February 9, 1998, by and among Document Management Group Inc., Theron Robinson and ImageMax, Inc.

  2.2 Asset Purchase Agreement, dated February 9, 1998, by and among Image-Tec, Inc., Theron Robinson and Robert Robinson and ImageMax, Inc.